UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2013

CUBESMART

CUBESMART, L.P.
(Exact Name of Registrant as Specified in Charter)

MARYLAND (CubeSmart)	001-32324	20-1024732
DELAWARE (CubeSmart, L.P.)	000-54662	34-1837021
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

460 East Swedesford Road, Suite 3000

Wayne, Pennsylvania  19087

(Address of Principal Executive Offices)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On May 7, 2013, CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into separate Equity Distribution Agreements (the “Equity Distribution Agreements”) with each of Wells Fargo Securities, LLC, BMO Capital Markets Corp., Jefferies LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC (collectively, the “Sales Agents”).   Pursuant to the Equity Distribution Agreements, the Company may sell, from time to time, up to 12,000,000 common shares of beneficial interest of the Company, $0.01 par value per share (the “Common Shares”), through the Sales Agents (the “Offering”).  The Equity Distribution Agreements replace a similar agreement for the sale of common shares of the Company that is being terminated as reported in Item 1.02 below.

The Common Shares sold under the Equity Distribution Agreements will be offered and sold pursuant to a prospectus dated September 16, 2011 and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2013, in connection with one or more offerings of shares under the Company’s shelf registration statement on Form S-3 (Registration No. 333-176885) filed with the SEC and automatically effective on September 16, 2011.

From time to time during the term of the Equity Distribution Agreements, the Company may deliver a placement notice to one of the Sales Agents specifying the length of the selling period, the amount of Common Shares to be sold, any limitation on the number of shares that may be sold in any one trading day and the minimum price below which sales may not be made.  Upon its acceptance of the placement notice from the Company, the applicable Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit offers to purchase Common Shares, under the terms and subject to the conditions set forth in the applicable Equity Distribution Agreement, by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”), in negotiated transactions or in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices subject to certain minimum prices.  The Company may instruct the Sales Agents not to sell Common Shares if the sales cannot be effected at or above the price designated by the Company in any placement notice.  The Company or any of the Sales Agents may suspend the offering of the Common Shares at any time upon proper notice and subject to other conditions.

The Company will pay each Sales Agent a commission for its services in acting as agent in the sale of Common Shares.  Each Sales Agent will be entitled to compensation in an amount not to exceed one and one-half percent (1.5%) of the gross sales price of all of the Common Shares sold through it under an Equity Distribution Agreement.

Upon the terms of each Equity Distribution Agreement, the Company also may sell Common Shares to each of the Sales Agents, as principal for its own account, at a price to be agreed upon at the time of sale.  If the Company sells Common Shares to any of the Sales Agents, as principal, it will enter into a separate sales agreement with such Sales Agent and the Company will describe the agreement in a separate prospectus supplement or pricing supplement.

The Offering of Common Shares pursuant to the Equity Distribution Agreements will terminate upon the earlier of (1) the sale of all Common Shares subject to the Equity Distribution Agreements or (2) termination of the Equity Distribution Agreements.  The Equity Distribution Agreements may be terminated by each of the respective Sales Agents or the Company at any time upon three days’ notice, and by the respective Sales Agent at any time in certain circumstances, including suspension of trading of Common Shares on the NYSE or the occurrence of a material adverse change in the Company’s business.

The Company made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the Common Shares in the Equity Distribution Agreements and also agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act.

The Company intends to contribute the net proceeds from the Offering to the Operating Partnership in exchange for partnership units of the Operating Partnership. The Operating Partnership intends to use the net proceeds from the Offering for general business purposes, including, without limitation, repayment of outstanding debt, acquisitions, developments, joint ventures, capital expenditures, working capital and other general corporate purposes.

In the ordinary course of business, Wells Fargo Securities, LLC and certain of the other Sales Agents and/or their affiliates have engaged, and each of the Sales Agents and/or their affiliates may in the future engage, in commercial banking or investment banking transactions with the Company and its affiliates for which they have received, and will in the future receive, customary compensation.  Certain affiliates of Wells Fargo Securities, LLC,  Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Jefferies LLC and RBC Capital Markets, LLC are lenders and/or agents under the Company’s unsecured revolving credit facility and Company’s term loan facilities.  Certain affiliates of Wells Fargo Securities, LLC and certain of the other Sales Agents also act as lenders under mortgages on certain of the Company’s properties.  To the extent that the Company uses the net proceeds from the Offering to repay amounts it has borrowed, may borrow or re-borrow in the future under the unsecured revolving credit facility, term loan facilities or any mortgages, those lenders will receive their pro rata portion of any of the proceeds from the Offering that the Company uses to repay any such amounts.

The Form of Equity Distribution Agreements is filed as Exhibit 1.1 hereto, and the description of the material terms of the Equity Distribution Agreement in this Item 1.01 is qualified in its entirely by reference to such Exhibit, which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 1.02  Termination of a Material Definitive Agreement

On May 7, 2013, in connection with the Offering described in Item 1.01 above, the Company delivered to Cantor Fitzgerald & Co. (“CF&Co”) notice of termination of the Controlled Equity Offering Sales Agreement dated April 3, 2009, by and among the Company, the Operating Partnership and CF&Co, as amended by Amendment No. 1 to Sales Agreement, dated January 26, 2011, by and among the Company, the Operating Partnership and CF&Co, and Amendment No. 2 to Sales Agreement, dated September 16, 2011, by and among the Company, the Operating Partnership and CF&Co (the “Sales Agreement”), which termination will become effective May 7, 2013.

Pursuant to the Sales Agreement, among other things, the Company, from time to time, could offer and sell up to 20 million shares of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Sales Agreement Shares”), in negotiated transactions or transactions deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange, with CF&Co acting as the Company’s agent and/or principal for compensation payable to CF&Co for sales of the Sales Agreement Shares sold pursuant to the program equal to up to three percent (3.0%) of the gross sales price per common share for any Sales Agreement Shares sold under the Sales Agreement.

The Company has sold a total of 16.2 million Sales Agreement Shares under the terms of the Sales Agreement, resulting in $165.3 million gross proceeds, since the inception of the program in 2009.

The Company will not incur any termination penalties as a result of such termination.

Item 3.02  Unregistered Sales of Equity Securities

The information about the issuance by the Operating Partnership of additional partnership units under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
1.1	Form of Equity Distribution Agreement, dated May 7, 2013, by and among CubeSmart, CubeSmart, L.P. and the Sales Agents.

5.1	Opinion of Pepper Hamilton LLP with respect to the legality of the Common Shares.
8.1	Opinion of Pepper Hamilton LLP with respect to certain tax matters.
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 8.1).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: May 7, 2013
	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

By: CubeSmart, its general partner

Date: May 7, 2013
	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Equity Distribution Agreement, dated May 7, 2013, by and among CubeSmart, CubeSmart, L.P. and the Sales Agents.
5.1	Opinion of Pepper Hamilton LLP with respect to the legality of the Common Shares.
8.1	Opinion of Pepper Hamilton LLP with respect to certain tax matters.
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 8.1).